Exhibit 10.2

KULR TECHNOLOGY CORPORATION

LICENSE AND DEVELOPMENT AGREEMENT

This License and Development Agreement (“Agreement”) is entered into as effective as of April 15th, 2013 by and between Kulr Technology Corporation, a Delaware corporation (“Kulr”) and Energy Science Laboratories, Inc. (“ESLI”).

BACKGROUND

WHEREAS, ESLI and Kulr intend Kulr to be the commercialization arm of ESLI for all of its Thermal Management Technologies (as defined below). In this effort, ESLI wishes to license its existing thermal technologies to Kulr in exchange for a significant stake in Kulr (as provided by the restricted stock purchase agreement attached hereto as Exhibit B). Additionally, ESLI wishes to further develop the Thermal Management Technologies on behalf of Kulr to have Kulr provide products to the market; in this regard, ESLI and Kulr intends to have ESLI provide development and consulting services to Kulr as described herein and by the consulting agreement attached hereto as Exhibit A; and

WHEREAS, ESLI intends to license to Kulr all of its interest in the technology, related know-how, and the business and industry relationships in thermal management, thermal storage, heat dissipation and related technologies , whether tangible or intangible (collectively, the “Thermal Management Technologies”), and any and all technology, processes, know-how, inventions and other intellectual property related thereto (the “Thermal Intellectual Property”).

AGREEMENT

In consideration of the mutual promises contained herein, the parties agree as follows:

1.    License.

(a)   ESLI hereby grants to Kulr and its affiliates an irrevocable, exclusive (exclusive even as to ESLI), fully paid, royalty free, sublicensable, world-wide license to use, make, have made, develop, create derivative works, sell, offer to sell, import products and/or services which use all or a portion of the Thermal Management Technologies and Thermal Intellectual Property for all markets other than military, aerospace, and defense applications.

(b)   ESLI represents and warrants that it holds full right, title and interest to the Thermal Intellectual Property, free of any liens or encumbrances and that it has not assigned the Thermal Intellectual Property or any rights conferred thereby or any claim or cause of action it may have thereunder to any third party. ESLI further represents and warrants that it has not received notice from any party asserting or alleging that the Thermal Intellectual Property or ESLI’s use of the Thermal Intellectual Property infringes upon the rights of any other party or violates any law.

(c)   ESLI shall fully defend, indemnify and hold harmless Kulr, its officers, members, employees, agents and their respective successors and assigns, during and after the term hereof, from and against any and all liabilities, claims, causes of action, suits, damages and expenses (including costs and expenses of counsel) arising out of or resulting from (1) any breach by ESLI of the representations or warranties or (2) the sale, distribution, importation or manufacture of products incorporating Thermal Intellectual Property, or (3) the use or sublicense of the Thermal Intellectual Property.

2.    Services and Compensation. ESLI agrees to execute the consulting agreement attached here to as Exhibit A and perform for Kulr the services described therein (the “Services”), and Kulr agrees to pay ESLI the compensation described in the consulting agreement attached hereto for ESLI’s performance of the Services.

3.    Confidentiality.

(a) Definition. “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of Kulr, technical data, trade secrets or know-how, including but not limited to research, product plans or other information regarding Kulr’s products or services and markets therefor, customer lists and customers (including but not limited to customers of Kulr on whom ESLI called or with whom ESLI became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to ESLI at the time of disclosure to ESLI by Kulr as evidenced by written records of ESLI, (ii) has become publicly known and made generally available through no wrongful act of ESLI or (iii) has been rightfully received by ESLI from a third party who is authorized to make such disclosure.

(b) Nonuse and Nondisclosure. ESLI will not, during or after to the term of this Agreement, (i) use Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Kulr or (ii) disclose Confidential Information to any third party. ESLI agrees that all Confidential Information will remain the sole property of Kulr. ESLI also agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information, including but not limited to having each of ESLI’s employees and contractors, if any, with access to any Confidential Information execute a nondisclosure agreement in the form acceptable to Kulr. Without Kulr’s prior written approval, ESLI will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that ESLI has this arrangement with Kulr.

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(c) Former Client Confidential Information. ESLI agrees that ESLI will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current client or employer of ESLI or other person or entity with which ESLI has an agreement or duty to keep in confidence information acquired by ESLI, if any. ESLI also agrees that ESLI will not bring onto Kulr’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(d) Third-Party Confidential Information. ESLI recognizes that Kulr has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Kulr’s part to maintain the confidentiality of the information and to use it only for certain limited purposes. ESLI agrees that, during the term of this Agreement and thereafter, ESLI owes Kulr and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Kulr consistent with Kulr’s agreement with such third party.

(e) Return of Materials. Upon the termination of this Agreement, or upon Kulr’s earlier request, ESLI will deliver to Kulr all of Kulr’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that ESLI may have in ESLI’s possession or control.

4.    Ownership.

(a) Assignment. ESLI agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by ESLI, solely or in collaboration with Kulr or others, during the term of this Agreement that relate in any manner to thermal management, thermal storage, heat dissipation or related technologies (collectively, “Inventions”), are the sole property of Kulr. ESLI also agrees to assign (or cause to be assigned) and hereby assigns fully to Kulr all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions.

(b) Patent Applications and License Back of Thermal Management Technologies. Notwithstanding anything herein to the contrary, Kulr may file all such United States and foreign patent applications, amendments, supplements, continuations, and divisions, all of which may be available for public review, as it deems appropriate with respect to the Thermal Management Technologies and related technology licensed hereunder, provided, however, prior to any such filing Kulr must (i) obtain ESLI consent, which may not be unreasonably withheld, and (ii) license or assign to ESLI the rights to use all inventions disclosed in the patent applications for any Thermal Management Technologies licensed hereunder.

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(c) Further Assurances. ESLI agrees to assist Kulr, or its designee, at Kulr’s expense, in every proper way to secure Kulr’s rights in Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to Kulr of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that Kulr may deem necessary in order to apply for and obtain such rights and in order to assign and convey to Kulr, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating to all Inventions. ESLI also agrees that ESLI’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement.

(d) Pre-Existing Materials. Subject to Section 4(a) of this Agreement, ESLI agrees that if, in the course of performing the Services, ESLI incorporates into any Invention developed under this Agreement any pre-existing invention, improvement, development, concept, discovery or other proprietary information owned by ESLI or in which ESLI has an interest, (i) ESLI will inform Kulr, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention, and (ii) Kulr is hereby granted a nonexclusive, royalty-free, perpetual, sublicensable, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. ESLI will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Kulr’s prior written permission.

(e) Attorney-in-Fact. ESLI agrees that, if Kulr is unable because of ESLI’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure ESLI’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to Kulr in Section 4(a) of this Agreement, then ESLI hereby irrevocably designates and appoints Kulr and its duly authorized officers and agents as ESLI’s agent and attorney-in-fact, to act for and on ESLI’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by ESLI.

5.    Conflicting Obligations.

(a) Conflicts. ESLI certifies that ESLI has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude ESLI from complying with the provisions of this Agreement. ESLI will not enter into any such conflicting agreement during the term of this Agreement.

(b) Substantially Similar Designs. In view of ESLI’s access to Kulr’s trade secrets and proprietary know-how, ESLI agrees that ESLI will not, without Kulr’s prior written approval, assist third parties in designing lighting and illumination sources or agents during or at any time after the term of this Agreement. ESLI acknowledges that the obligations in this Section 5 are ancillary to ESLI’s nondisclosure obligations under Section 3 of this Agreement.

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6.    Reports. ESLI agrees that ESLI will, from time to time during the term of this Agreement or any extension thereof, keep Kulr advised as to ESLI’s progress in performing the Services under this Agreement. ESLI further agrees that ESLI will, as requested by Kulr, prepare written reports with respect to such progress. Kulr and ESLI agree that the time required to prepare such written reports will be considered time devoted to the performance of the Services.

7.    Term and Termination.

(a) Term. The term of this Agreement will begin on the date of this Agreement and will continue until termination as provided in Section 7(b) of this Agreement.

(b) Termination. This Agreement may be terminated upon mutual agreement of the Parties. Kulr may terminate this Agreement immediately and without prior notice if ESLI refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

(c) Survival. Upon such termination, all rights and duties of Kulr and ESLI toward each other shall cease except:

(i) Kulr will pay, within 30 days after the effective date of termination, all amounts owing to ESLI for Services completed and accepted by Kulr prior to the termination date and related expenses, if any, submitted in accordance with Kulr’s policies and in accordance with the provisions of Section 2 of this Agreement; and

(ii) Section 1 (License), Section 3 (Confidentiality), Section 4 (Ownership), Section 5 (Conflicting Obligations), Section 7(c) (Survival), Section 8 (Indemnification), Section 9 (Nonsolicitation) and Section 10 (Miscellaneous) will survive termination of this Agreement.

8.    Indemnification. ESLI agrees to indemnify and hold harmless Kulr and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of ESLI or ESLI’s assistants, employees or agents, (ii) any breach by the ESLI or ESLI’s assistants, employees or agents of any of the covenants contained in this Agreement, (iii) any failure of ESLI to perform the Services in accordance with all applicable laws, rules and regulations, or (iv) any violation or claimed violation of a third party’s rights resulting in whole or in part from Kulr’s use of the work product of ESLI under this Agreement.

9.    Non-solicitation. From the date of this Agreement until 12 months after the termination of this Agreement (the “Restricted Period”), ESLI will not, without Kulr’s prior written consent, directly or indirectly, solicit or encourage any employee or contractor of Kulr or its affiliates to terminate employment with, or cease providing services to, Kulr or its affiliates. During the Restricted Period, ESLI will not, whether for ESLI’s own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with any person who is or during the period of ESLI’s engagement by Kulr was a partner, supplier, customer or client of Kulr or its affiliates.

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10.  Miscellaneous.

(a) Governing Law. This Agreement will be governed by, and its provisions construed in accordance with, the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within California, without regard to the conflict of law principles thereof. The parties hereby consents to the personal jurisdiction of the state and state and federal courts located in Santa Clara, California.

(b) Assignability. Except as otherwise provided in this Agreement, ESLI may not sell, assign or delegate any rights or obligations under this Agreement. Kulr, upon a change in control, may assign this Agreement.

(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement.

(d) Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, ESLI agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of Section 3 (Confidentiality), Section 4 (Ownership), Section 5 (Conflicting Obligations) or Section 9 (Nonsolicitation) of this Agreement or any other agreement regarding trade secrets, confidential information or nonsolicitation. In the event either Kulr or ESLI seeks injunctive relief, the prevailing party will be entitled to recover reasonable costs and attorneys’ fees.

(e) Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

(f) Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party's address or facsimile number written below or at such other address or facsimile number as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective 3 business days after mailing in accordance with this Section 11(f).

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If to Kulr, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Kulr provided by Kulr to ESLI. If to ESLI, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of ESLI provided by ESLI to Kulr.

(g) Attorneys’ Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled.

(h) Severability. If any provision of this Agreement is found to be illegal or unenforceable, the court must modify the scope and/or application of such provision to the extent necessary to make such provision legal and enforceable and the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

[The signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first written above.

ENERGY SCIENCE LABORATORIES, INC.

By:

Name: Timothy R. Knowles

Title: President

Address:

6861 Nancy Ridge Dr. Suite B. San Diego. CA 92121-3214.

KULR TECHNOLOGY CORPORATION

By:

Name:	Michael Mo

Title:	President

Address:

KULR Technology

5339 Prospect Road. #180

San Jose, CA 95129USA

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[Signature page to License and Development Agreement]

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EXHIBIT A

SERVICES AND COMPENSATION

CONSULTING AGREEMENT

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EXHIBIT B

RESTRICTED STOCK PURCHASE AGREEMENT

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